UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2008

LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

103 Powell Court, Suite 200
Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)
(615) 372-8500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
Furnished herewith as Exhibit 99.1 is unaudited consolidated quarterly financial and statistical information for LifePoint Hospitals, Inc. (the “Company”) for 2007 and 2008, which has been recast to report two hospitals that are now held for sale as discontinued operations. Doctors’ Hospital of Opelousas (“Opelousas”), a 171 bed facility located in Opelousas, Louisiana, and Starke Memorial Hospital (“Starke”), a 53 bed facility located in Knox, Indiana, are now classified as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” for all periods presented. The presentation of the Company’s historical unaudited consolidated quarterly financial and statistical information in Exhibit 99.1 is consistent with the presentation of the Company’s financial results for the quarter ended September 30, 2008.
As previously reported in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2008, the Company’s management committed to sell Opelousas and Starke in September 2008. The Company is engaged in negotiations with respect to both facilities and currently anticipates selling both hospitals within six months.
This information is provided to assist stockholders and investors in understanding the Company’s historical unaudited consolidated quarterly results for 2007 and 2008, which have been recast to report the results of Opelousas and Starke classified as discontinued operations. The information contained in Exhibit 99.1 is furnished pursuant to item 7.01 of Form 8-K and is not to be considered “filed” under Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibit. The following exhibit is being furnished herewith:

99.1	LifePoint Hospitals, Inc. Unaudited Consolidated Quarterly Financial and Statistical Information for 2007 and 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2008	LIFEPOINT HOSPITALS, INC.
	By:	/s/ David M. Dill
David M. Dill
Executive Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	LifePoint Hospitals, Inc. Unaudited Consolidated Quarterly Financial and Statistical Information for 2007 and 2008.